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                                   EXHIBIT 11
                               GUITAR CENTER, INC.
                         COMPUTATION OF INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                               Quarter Ended                               Nine Months Ended
                                                               September 30,                                 September 30,
                                                    ------------------------------------          ----------------------------------
                                                        1999                  1998                    1999                 1998
                                                    -------------         --------------          --------------        ------------
Income (loss) before cumulative effect of change
   in accounting principle                          $      3,393          $       1,722           $       4,891         $     5,835

Cumulative effect of change in accounting
   principle - write-off of pre-opening costs                  -                      -                   1,074                   -
                                                    -------------         --------------          --------------        ------------

 Net income                                                3,393                  1,722                   3,817               5,835
                                                    =============         ==============          ==============        ============


Weighted average shares outstanding
     Basic                                                22,072                 22,036                  22,069              21,618
                                                    =============         ==============          ==============        ============

     Diluted                                              22,072                 23,003                  22,462              22,853
                                                    =============         ==============          ==============        ============

Income per common share
Basic

Income before cumulative effect of change
   in accounting principle                          $       0.15          $        0.08           $        0.22         $      0.27

Cumulative effect of change in accounting
   principle - write-off of pre-opening costs                  -                      -                   (0.05)                  -
                                                    -------------         --------------          --------------        ------------

  Net income                                        $       0.15          $        0.08           $        0.17         $      0.27
                                                    =============         ==============          ==============        ============

Diluted

Income before cumulative effect of change
   in accounting principle                          $       0.15          $        0.07           $        0.22         $      0.26

Cumulative effect of change in accounting
   principle - write-off of pre-opening costs                  -                      -                   (0.05)                  -
                                                    -------------         --------------          --------------        ------------

  Net income                                        $       0.15          $        0.07           $        0.17         $      0.26
                                                    =============         ==============          ==============        ============
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